UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 8.01.	Other Events.

On May 13, 2021, Jaguar Health, Inc. (the “Company”) called to order its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute quorum. The Company adjourned the Annual Meeting until June 11, 2021 at 8:30 a.m. Pacific Time / 11:30 a.m. Eastern Time. At that time, the Annual Meeting will be reconvened at the Company’s offices at 200 Pine Street, Suite 400, San Francisco, CA 94104.

The record date for the Annual Meeting remains April 12, 2021. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2021 (the “Proxy Statement”) and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

On May 14, 2021, the Company issued a press release to announce the adjournment, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: May 14, 2021

Exhibit 99.1

Jaguar Health Announces Adjournment of Annual Meeting of
Stockholders Until Friday, June 11, 2021 and Encourages All
Shareholders to Vote

Based on a preliminary review of votes cast, over 80% have voted in favor of Proposals 2, 3, 4 & 6

Meeting scheduled to reconvene June 11, 2021 at 8:30 AM Pacific Standard Time to provide time to reach quorum

Reminder: Jaguar to host investor webcast Monday, May 17th at 8:30 AM Eastern Time regarding Q1 2021 financials & business updates

San Francisco, CA (May 14, 2021): Jaguar Health, Inc. (Nasdaq: JAGX) ("Jaguar" or the "Company") today announced that its Annual Meeting of Stockholders held on May 13, 2021 (the "Annual Meeting") was adjourned due to a lack of quorum. The adjourned meeting will be held at 8:30 a.m. Pacific Standard Time/11:30 a.m. Eastern Standard Time on Friday, June 11, 2021, at the offices of the Company at 200 Pine Street, Suite 400, San Francisco, CA 94104. The record date for determining stockholders eligible to vote at the Annual Meeting will remain the close of business on April 12, 2021. Stockholders have thus far strongly supported the proposals.

No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

“We currently have less than 0.1% of our total authorized shares of Common Stock available for future issuance, taking into account shares issued and outstanding and shares reserved for issuance upon exercise of outstanding warrants, existing equity incentive awards, and under our stock incentive plan and inducement award plans. The Board believes that approval of Proposal 3 – the proposed increase in the number of authorized shares of Common Stock – will benefit us by providing flexibility in responding to future business opportunities as the Board may deem in the best interest of shareholders, from time to time; and also, if deemed in the best interest of shareholders by the Board, to raise additional capital from time to time to execute our business plans,” Conte said.

“We encourage all eligible stockholders who have not yet voted their shares – or provided voting instructions to their broker or other record holder – to do so prior to the Annual Meeting, as your participation is important. See below under ‘How to Vote’ for instructions on how to vote if you have not already voted, or if you would like to change your votes,” said Lisa Conte, Jaguar's president and CEO. “Jaguar’s Board of Directors recommends a vote "FOR" the presented proposals. Based on a preliminary review of the votes cast, over 80% have voted in favor of Proposal 3 (“Approving an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to increase the number of authorized shares of Common Stock from 150,000,000 shares to 290,000,000 shares.”). Approximately an additional 11% of the Company’s eligible common stock outstanding needs to be voted to reach quorum.”

How to Vote

Stockholders of record as of the close of business on April 12, 2021 may vote by internet at http://www.voteproxy.com, or by telephone at 800-776-9437 (this voting phone number is operational 24x7), or by returning a properly executed proxy card. Stockholders who hold shares of Jaguar stock in street name may vote through their broker. Street name stockholders requiring assistance with voting their shares are encouraged to contact Jaguar’s proxy solicitation firm, Georgeson, at 866-821-0284, Monday to Friday from 9:00 AM – 11:00 PM US Eastern Standard Time, and Saturday from 12:00 PM-6:00 PM US Eastern Standard Time. Georgeson’s call center is not staffed on Sundays.

No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company's Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's website at www.sec.gov.

Jaguar is hosting an investor webcast on Monday, May 17, 2021 at 8:30 a.m. Eastern Time to review first-quarter 2021 financials and provide business updates.

Participation Instructions for Webcast

When: Monday, May 17, 2021 at 8:30 AM Eastern Time

Participant Registration & Access Link: Click Here

Replay Instructions for Webcast

Dial-in (US Toll Free): 844-512-2921

Dial-in (International): 412-317-6671

Replay Pin Number: 5530970

Replay of the webcast on the investor relations section of Jaguar’s website (click here)

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s plan to host an investor webcast on May 17, 2021, and the belief that approval of Proposal 3 will benefit the Company by providing flexibility in responding to future business opportunities as the Board may deem in the best interest of shareholders, from time to time; and also, if deemed in the best interest of shareholders by the Board, to raise additional capital from time to time to execute the Company’s business plans. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX